Exhibit 23.3

                          Houlihan Lokey Howard & Zukin
                               FINANCIAL ADVISORS
                                  [Letterhead]


March  24,  1999


Mr.  Jim  McCoy
Executive  Vice  President
ClubCorp,  Inc.
3030  LBJ  Freeway,  Suite  500
Dallas,  TX  75234-7703

Dear  Mr.  McCoy:

We hereby consent to the references to our firm that appear in the Form 10-K for ClubCorp, Inc. for the fiscal year ended December 29, 1998, relating to our independent confirmation of the fair market value of the common stock, and to the incorporation by reference in the registration statement (Nos. 33-96568, 33-89818, 333-08041 and 333-57107) on Form S-8 of ClubCorp, Inc.

          /s/HOULIHAN  LOKEY  HOWARD  &  ZUKIN  FINANCIAL  ADVISORS,  INC.